Exhibit 99.2
Contact:
Vermillion:
Jill Totenberg
The Totenberg Group
Tel: 212 994 7363/917-697-6900
jt@totenberggroup.com
FOR IMMEDIATE RELEASE
Vermillion Files Amended Plan of Reorganization and Exchanges Debt
FREMONT, Calif., Dec. 4 /PRNewswire-FirstCall/ — Vermillion, Inc. (VRML) (Pink Sheets: VRMLQ) announced that on December 3, 2009, it filed its First Amended Plan of Reorganization and related amended Disclosure Statement with the United States Bankruptcy Court for the District of Delaware.
A hearing to consider the adequacy of the Disclosure Statement is presently scheduled for December 8, 2009, with the hearing on the confirmation of the Plan scheduled for January 7, 2010.
“We are pleased to report that we have significant cooperation from our stakeholders on the restructuring” said Gail Page, Vermillion Executive Chairperson. “We have also made significant progress improving our balance sheet by equitizing most of our convertible debt. The principal balance of our 7% Senior Convertible Notes due 2011 has now been reduced to $5 million.”
Subject to approval of the creditors and the bankruptcy court, the Company is poised to emerge from Chapter 11 in early January 2010.
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About Vermillion
Vermillion, Inc. is dedicated to the discovery, development and commercialization of novel high-value diagnostic tests that help physicians diagnose, treat and improve outcomes for patients. Vermillion, along with its prestigious scientific collaborators, has diagnostic programs in oncology, hematology, cardiology and women’s health. Vermillion is based in Fremont, California. Additional information about Vermillion can be found on the Web at www.vermillion.com.

About the OVA1 Test
The OVA1 Test is a qualitative serum test that combines the results of five immunoassays into a single numerical score. It is indicated for women who meet the following criteria: over age 18, ovarian adnexal mass present for which surgery is planned, and not yet referred to an oncologist. The test utilizes five well-established biomarkers -— Transthyretin (TT or prealbumin), Apolipoprotein A-1 (Apo A-1), b2-Microglobulin (b 2M), Transferrin (Tfr) and Cancer Antigen 125 (CA 125 II) -— and a proprietary algorithm to determine the likelihood of malignancy in women with pelvic mass for whom surgery is planned. OVA1™ Test is a trademark of Vermillion Inc.
Forward-Looking Statements
This news release contains forward-looking statements that involve significant risks and uncertainties, including statements regarding Vermillion’s plans, objectives, expectations and intentions. These forward-looking statements are based on Vermillion’s current expectations. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, Vermillion notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. There are no guarantees that Vermillion will succeed in its efforts to commercialize ovarian cancer or OVA1 diagnostics products in 2009 or during any other period of time. Factors that could cause actual results to materially differ include but are not limited to: (1) uncertainty in obtaining intellectual property protection for inventions made by Vermillion; (2) unproven ability of Vermillion to discover, develop, and commercialize ovarian cancer diagnostic products based on findings from its disease association studies; (3) unproven ability of Vermillion to discover or identify new protein biomarkers and use such information to develop ovarian cancer diagnostic products; (4) uncertainty as to whether Vermillion will be able to obtain any required regulatory approval of its future ovarian cancer diagnostic products; (5) uncertainty of market acceptance of its OVA1 diagnostic test or future diagnostic products, including the risk that its products will not be competitive with products offered by other companies, or that users will not be entitled to receive adequate reimbursement for its products from third party payors such as private insurance companies and government insurance plans; (6) uncertainty that Vermillion will successfully license or otherwise successfully partner its products; (7) uncertainty that Vermillion will have the resources to successfully complete its bankruptcy reorganization; (8) uncertainty as to whether operating under Chapter 11 may harm our business; (9) uncertainty regarding whether we will be able to obtain confirmation of a Chapter 11 plan of reorganization; (10) uncertainty as to whether we will be able to emerge from bankruptcy without being liquidated or obtain the necessarily funding to continue as a going concern; (11) uncertainty whether a plan of reorganization may result in holders of our common stock receiving no or limited distributions on account of their interests and cancellation of their common stock; (12) uncertainty whether operating under the U.S. Bankruptcy Code may restrict our ability to pursue our business strategies and identify and develop additional diagnostic products; (13) uncertainty whether the trading in our stock will become significantly less liquid or our ability to relist on shares on the Nasdaq Global Select Market or other national securities exchange; and (14) other factors that might be described from time to time in Vermillion’s filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Vermillion expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in Vermillion’s expectations or any change in events, conditions or circumstances on which any such statement is based, unless required by law.